Exhibit 10.10

LADDER CAPITAL FINANCE HOLDINGS LLLP

AMENDED AND RESTATED

2008 INCENTIVE EQUITY PLAN

ARTICLE I

Purpose of Plan

Reference is hereby made to that certain 2008 Incentive Equity Plan (the “Original Plan”) of Ladder Capital Finance Holdings LLLP (f/k/a Ladder Capital Finance Holdings LLC) (the “Partnership”), which was adopted by the Partnership’s Board of Directors (the “Board”) on September 22, 2008 (the “Effective Date”). This Amended and Restated 2008 Incentive Equity Plan (the “Restated Plan”) of the Partnership, which amends and restates the Original Plan, was adopted by the Board on February 15, 2012 (the “Restatement Effective Date”), and is intended to advance the best interests of the Partnership by providing certain executives, other key employees and directors of the Partnership or any other Ladder Company (as defined below) with additional incentives by allowing such certain executives, other key employees and directors to acquire an ownership interest in the Partnership. For purposes herein the term this “Plan” shall mean (i) the Original Plan with respect to the period beginning on the Effective Date and ending immediately prior to the Restatement Effective Date and (ii) the Restated Plan with respect to the period on or after the Restatement Effective Date.

ARTICLE II

Definitions

For purposes of the Restated Plan the following terms have the indicated meanings:

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include any member of such individual’s Family Group.

“Approved Company Sale” has the meaning given to such term in the Partnership Agreement.

“Class A-1 Common Units” means the Partnership’s Class A-1 Common Units (as such term is defined in the Partnership Agreement).

“Class A-2 Common Units” means the Partnership’s Class A-2 Common Units (as such term is defined in the Partnership Agreement).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” means the Compensation Committee or such other committee of the Board as the Board may designate to administer this Plan or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board.

“Common Units” means the Partnership’s Common Units (as such term is defined in the Partnership Agreement).

“Fair Market Value” per any particular Class A-2 Common Unit, Series B Participating Preferred Unit or of any other security as of any given date shall be the aggregate amount that the holder of such Class A-2 Common Unit, Series B Participating Preferred Unit or other security, as the case may be, would receive in respect of such Class A-2 Common Unit, Series B Participating Preferred Unit or other security, as the case may be, if, as of such date, the assets of the Partnership (including goodwill) were sold as a going concern for cash (the purchase price of such sale to equal the amount a willing buyer having all relevant knowledge would pay a willing seller in an arm’s length transaction) and the proceeds of such sale were distributed pursuant Section 10.2(b) of the Partnership Agreement (or any other applicable provisions that then govern the distribution of such proceeds to the Partnership’s equityholders after such a sale of assets by the Partnership), all as determined in good faith by the Board, subject to objection as set forth in the terms of any Grant Agreement (as herein defined).

“Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s relatives or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are limited to such Person and such Person’s relatives.

“Forfeited Class A-2 Common Unit” has the meaning given to such term in the Partnership Agreement.

“Forfeiture Date” means with respect to any particular Forfeited Class A-2 Common Unit, such Forfeited Class A-2 Common Unit’s “Forfeiture Date” (as determined pursuant to Section 5.9 of the Partnership Agreement).

“Independent Third Party” has the meaning given to such term in the Partnership Agreement.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended.

“Ladder Companies” means the Partnership and any of its direct or indirect subsidiaries whether currently existing or hereafter acquired or formed.

“LLC Agreement” means the Partnership Agreement.

“Original Class A-2 Common Unit” has the meaning given to such term in the Partnership Agreement.

“Participant” means any executive, other employee or director of any Ladder Company who has been selected to participate in this Plan by the Committee or the Board.

“Partnership Agreement” means the Limited Liability Limited Partnership Agreement of the Partnership, dated as of August 9, 2011, as amended or restated from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Plan Incentive Units” means, with respect to any Participant, (i) all Original Class A-2 Common Units issued to such Participant pursuant to this Plan, (ii) all Forfeited Class A-2 Common Units deemed owned by such Participant pursuant to Section 5.9 of the Partnership Agreement that are directly or indirectly attributable to the Class A-2 Common Units referred to in clause (i) above (but only for so long as such Class A-2 Common Units continue to be “Forfeited Class A-2 Common Units” for purposes of the Partnership Agreement), (iii) all Repurchased Class A-2 Common Units deemed owned by such Participant pursuant to Section 5.10 of the Partnership Agreement that are directly or indirectly attributable to the Class A-2 Common Units referred to in clause (i) above (but only for so long as such Class A-2 Common Units continue to be “Repurchased Class A-2 Common Units” for purposes of the Partnership Agreement), (iv) all equity securities owned or deemed owned by such Participant that are issued with respect to the equity securities referred to in clauses (i), (ii) and (iii) above by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Class A-2 Common Units, (v) all Series B Participating Preferred Units issued to such Participant pursuant to this Plan and (vi) all equity securities owned or deemed owned by such Participant that are issued with respect to the equity securities referred to in clause (v) above by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Series B Participating Preferred Units. Unless otherwise provided herein or in a Participant’s Grant Agreement (as defined herein), except in connection with an Approved Company Sale, a Public Sale or a sale resulting from a Participant exercising his or her tag-along rights pursuant to Section 11.1(b) of the Partnership Agreement, Plan Incentive Units will continue to be Plan Incentive Units in the hands of any holder of Plan Incentive Units (except for the Partnership, and except in connection with any Forfeited Class A-2 Common Unit or Repurchased Class A-2 Common Unit becoming a Re-Issued Class A-2 Common Unit pursuant to the terms of the Partnership Agreement), and each such transferee thereof, by acceptance of any such Plan Incentive Units will succeed to the rights and obligations of a holder of Plan Incentive Units hereunder and in the Grant Agreement pursuant to which such Plan Incentive Units are subject.

“Public Offering” means an underwritten public offering and sale of Common Units or any common equity securities of any successor entity to the Partnership issued pursuant to a transaction of the type described in Section 13.15 of the Partnership Agreement pursuant to an effective registration statement under the Securities Act.

“Public Sale” means the sale of Plan Incentive Units to the public pursuant to an offering registered under the Securities Act or, after the consummation of a Qualified Initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

“Qualified Initial Public Offering” has the meaning given to such term in the Partnership Agreement.

“Re-Issued Class A-2 Common Unit” has the meaning given to such term in the Partnership Agreement.

“Repurchased Class A-2 Common Unit” has the meaning given to such term in the Partnership Agreement.

“Repurchased Date” means with respect to any particular Repurchased Class A-2 Common Unit, such Repurchased Class A-2 Common Unit’s “Repurchased Date” (as determined pursuant to Section 5.10 of the Partnership Agreement).

“Sale of the Company” means any transaction (other than (A) any issuance by the Partnership of any equity securities of the Partnership to any TowerBrook Fund or any Affiliate of any TowerBrook Fund or (B) any issuance by the Partnership of any Series A Participating Preferred Units or any Series B Participating Preferred Units to any Person, unless the proceeds of such issuance are used by the Partnership primarily to make distributions to the Partnership’s equityholders, in which case, such issuance will not qualify for purposes of this clause (B)) involving the Partnership and an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such Independent Third Party or affiliated group of Independent Third Parties acquire (i) all or substantially all of the Partnership’s issued and outstanding equity securities (including the Series A Participating Preferred Units, Series B Participating Preferred Units, Class A-1 Common Units and Class A-2 Common Units) (whether in a transaction by merger, consolidation, sale of the Partnership’s outstanding equity securities or otherwise) or (ii) all or substantially all of the Partnership’s assets determined on a consolidated basis.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Participating Preferred Units” means the Partnership’s Series A Participating Preferred Units (as such term is defined in the Partnership Agreement).

“Series B Participating Preferred Units” means the Partnership’s Series B Participating Preferred Units (as such term is defined in the Partnership Agreement).

“TCP Blocker” means TCP Ladder Blocker, Inc., a Delaware corporation.

“Termination Date” means with respect to any Participant, (i) if such Participant is an employee of a Ladder Company on the date such Participant is granted Original Class A-2 Common Units pursuant to this Plan, then the date that such Participant ceases to be an employee of any of the Ladder Companies for any reason (whether or not such Participant may be a director of a Ladder Company after such date) and (ii) if such Participant is a director of a Ladder Company (and is not an employee of any of the Ladder Companies) on the date such Participant is granted Original Class A-2 Common Units pursuant to this Plan, then the date that such Participant ceases to be a director of any of the Ladder Companies for any reason.

“TowerBrook Fund” means any of the TowerBrook Funds.

“TowerBrook Funds” means TowerBrook Investors II, L.P., TCP Blocker, TowerBrook Investors II Executive Fund, L.P., and any other fund affiliated with TCP (as such term in defined in the Partnership Agreement) that may at any time directly or indirectly own Series A Participating Preferred Units.

“TowerBrook Liquidity Event” means any sale (directly or indirectly, including, through the sale of stock of TCP Blocker or any other corporation that a TowerBrook Fund invests through and into the Partnership) by any TowerBrook Fund or any Affiliate of any TowerBrook Fund of Series A Participating Preferred Units (or any equity securities owned by the TowerBrook Funds and their Affiliates that are issued with respect to Series A Participating Preferred Units by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Series A Participating Preferred Units, including, without limitation, pursuant to Section 13.15 of the Partnership Agreement) to an Independent Third Party which results in the aggregate original issuance price of the Series A Participating Preferred Units then owned by the TowerBrook Funds and their Affiliates (along with all equity securities owned by the TowerBrook Funds and their Affiliates that are issued with respect to Series A Participating Preferred Units by way of unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Series A Participating Preferred Units, including, without limitation, pursuant to Section 13.15 of the Partnership Agreement) immediately after such transaction equaling less than 50% of the aggregate amount of Capital Contributions (as such term is defined in the Partnership Agreement) made to the Partnership with respect to the $150 million in aggregate Series A Commitments (as such term is defined in the Partnership Agreement) of TowerBrook Investors II, L.P., TCP Blocker and TowerBrook Investors II Executive Fund, L.P. as of the Effective Date by any TowerBrook Fund or any Person who assumes any portion of such $150 million in aggregate Series A Commitments.

“Valuation Date” means, with respect to any Repurchase Option (as herein defined), the applicable Termination Date that has resulted in such Repurchase Option becoming exercisable by the Partnership.

ARTICLE III

Administration

This Plan shall be administered by the Committee. Subject to the limitations of this Plan and the Partnership Agreement, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) issue and grant Class A-2 Common Units and/or Series B Participating Preferred Units to Participants in such forms and for such amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon Plan Incentive Units as it shall deem appropriate, (iv) interpret this Plan and adopt, amend and rescind administrative guidelines and other rules, procedures and regulations relating to this Plan, (v) correct any defect in this Plan, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan. The Committee’s reasonable determinations on matters within its authority shall be conclusive and binding upon the Participants, the Partnership and all other Persons. All expenses associated with the administration of this Plan shall be borne by the Partnership. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

ARTICLE IV

Rights and Obligations with respect to Plan Incentive Units

4.1 Vesting of Plan Incentive Units. At the discretion of the Committee, exercised at the time of issuance and/or grant, Plan Incentive Units may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, and/or (iii) the achievement by any or all of the Ladder Companies of certain performance goals.

4.2 Right to Purchase Plan Incentive Units as a Result of a Termination Date.

(a) Repurchase Right. If, with respect to any Participant, such Participant’s Termination Date occurs, then such Participant’s Plan Incentive Units (whether held by such Participant or one or more transferees) will, at the Partnership’s election, be subject to repurchase by the Partnership pursuant to the terms and conditions set forth in this Section 4.2 (the “Repurchase Option”) at a price per Plan Incentive Unit equal to the Fair Market Value per Plan Incentive Unit determined as of the Valuation Date, less the amount of any cash distributed by the Partnership with respect to such Plan Incentive Unit between the applicable Valuation Date and the closing of the applicable repurchase.

(b) Repurchase Procedures. The Repurchase Option is exercisable by the Partnership delivering written notice (the “Repurchase Notice”) to the holder or holders of the applicable Plan Incentive Units at any time during the 210 day period beginning on the applicable Termination Date. The Repurchase Notice will set forth the number of Plan Incentive Units to be acquired from such holder(s), an estimate of the aggregate consideration to be paid for such holder’s Plan Incentive Units and the time and place for the closing of the transaction.

(c) Closing of Repurchase. The closing of the transactions contemplated by this Section 4.2 will take place on the date designated by the Partnership in the Repurchase Notice, which date will not be more than 60 days after the delivery of such notice except as may otherwise be provided for pursuant to the Grant Agreement for the applicable Plan Incentive Units. The amount of the repurchase price to be paid for any Plan Incentive Units to be purchased by the Partnership pursuant to a Repurchase Option shall be determined pursuant to Section 4.2(a) hereof and the aggregate amount of such repurchase price shall be referred to herein as the “Aggregate Repurchase Price”. The Partnership will pay the applicable Aggregate Repurchase Price for any Plan Incentive Units to be purchased by the Partnership pursuant to a Repurchase Option by delivery of a check payable to or by wire transfer to an account or account(s) designated by the holder(s) of such Plan Incentive Units in an aggregate amount equal to the applicable Aggregate Repurchase Price for such Plan Incentive Units. The Partnership will receive from each seller regarding the sale of Plan Incentive Units the representation that such seller has good and marketable title to such Plan Incentive Units and that such Plan Incentive Units will be transferred to the Partnership free and clear of all liens, claims and other encumbrances.

ARTICLE V

General Provisions

5.1 Written Agreement. Each issuance and grant of Class A-2 Common Units and/or Series B Participating Preferred Units hereunder shall be embodied in a written agreement (the “Grant Agreement”) which shall be signed by the Participant to whom such Common Units are issued and granted and shall be subject to the terms and conditions set forth in this Plan.

5.2 Rights of Participants. Nothing in this Plan shall (i) interfere with or limit in any way the right of any Ladder Company to terminate any Participant’s employment at any time (with or without cause), or confer upon any Participant any right to continue to be employed by any Ladder Company for any period of time or to continue to receive such Participant’s current (or other) rate of compensation or (ii) interfere with or limit in any way the right of any Person with the authority to remove a Participant that is a director of any Ladder Company to remove such Participant from such position as a director of such Ladder Company for at any time for any reason, or confer upon any such Participant that is a director of a Ladder Company any right to continue to be a director of such Ladder Company for any period of time or to continue to receive such Participant’s current (or other) rate of compensation, if any, for being such a director. No executive, employee or director of any Ladder Company shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

5.3 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate this Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment, suspension or termination shall impair or alter the rights of a Participant with respect to outstanding Plan Incentive Units without the consent of such Participant. The Restated Plan amends and restates the Original Plan in its entirety.

5.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and Committee shall be indemnified by the Partnership against (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any Plan Incentive Units issued or granted under this Plan, and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Partnership) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 5.4 only if such member (1) acted in good faith and in a manner that such member reasonably believed to be in, and not opposed to, the best interests of the Partnership, and (2) with respect to any criminal action or proceeding, (A) had no reasonable cause to believe that such conduct was unlawful, and (B) upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Partnership written notice thereof and an opportunity to handle and defend the same before such Board or Committee member undertakes to handle and defend it on his own behalf.

5.5 Restricted Securities. All Plan Incentive Units shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

5.6 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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